                                                                    Exhibit 10.4


                         AMENDMENT TO EXCHANGE AGREEMENT


         This AMENDMENT TO EXCHANGE AGREEMENT (this "Amendment") dated as of November 19, 2001 is by and between Enron Corp., an Oregon corporation ("Enron"), and Dynegy Inc., an Illinois corporation ("Dynegy").

                                    RECITALS

         A. On November 9, 2001, Enron and Dynegy entered into an Exchange Agreement (the "Exchange Agreement").

         B. The parties to the Exchange Agreement now desire to amend the Exchange Agreement as specified below.

         NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Section 5.3. of the Exchange Agreement is hereby amended in its entirety to provide as follows:

                  5.3.     LISTING APPLICATION.

                           (a) Enron shall promptly prepare and submit to the New York Stock Exchange ("NYSE") a listing application covering the shares of Enron Common Stock issuable pursuant to the exercise of the Enron Exchange Option and the Dynegy Exchange Option and shall use commercially reasonable best efforts to obtain, prior to the exercise of the Enron Exchange Option or the Dynegy Exchange Option, approval for the listing of such shares of Enron Common Stock on the NYSE, subject to official notice of issuance.

                           (b) If required pursuant to the rules of the New York Stock Exchange, Enron shall take all action necessary, in accordance with applicable law and its articles of incorporation and bylaws, to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the issuance of the shares of Enron Common Stock pursuant to the exercise of the Enron Exchange Option and the Dynegy Exchange Option. Enron shall recommend approval of such matters and use its commercially reasonable best efforts to solicit from its shareholders proxies in favor of such matters.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                     ENRON CORP.,
                                     an Oregon corporation

                                     By:       /s/ Raymond M. Bowen, Jr.
                                               ---------------------------------
                                               Name: Raymond M. Bowen, Jr.
                                               Title:  Authorized Agent



                                     DYNEGY INC.,
                                     an Illinois corporation

                                     By:       /s/ Hugh A. Tarpley
                                               ---------------------------------
                                               Name: Hugh A Tarpley
                                               Title:  Authorized Agent

















                                       2